Exhibit 99.2

Virtus Investment Partners, Inc.

Our Business

We are a provider of investment management and related services to individuals and institutions. We use a multi-manager, multi-style approach, offering investment strategies from affiliated managers and unaffiliated subadvisers, each having its own distinct investment style, autonomous investment process and individual brand. By offering a broad array of products, we believe we can appeal to a greater number of investors and be less exposed to changes in market cycles and investor preferences, allowing us to participate in growth opportunities across different market cycles.

Our earnings are primarily driven by asset-based fees charged for services relating to these various products including investment management, fund administration, distribution and shareholder services. These fees are based on a percentage of assets under management, or AUM, and are calculated using daily or weekly average assets or assets at the end of the preceding quarter. From December 31, 2008 to June 30, 2013 our total assets under management, or AUM, increased from $22.6 billion to $52.7 billion. Our AUM increased to $53.2 billion as of August 31, 2013.

Our Investment Products

We offer investment strategies for individual and institutional investors in different product structures and through multiple distribution channels. Our investment strategies are available in a diverse range of styles and disciplines, managed by a collection of boutique investment managers, both affiliated and unaffiliated. We have offerings in various asset classes (equity, fixed income, money market and alternative), in all market capitalizations (large, mid and small), in different styles (growth, blend and value) and with various investment approaches (fundamental, quantitative and thematic). Our retail products include open-end mutual funds, closed-end funds, variable insurance funds and separately managed accounts. We also offer certain of our investment strategies to institutional clients.

Our Investment Managers

Our multi-boutique investment management model is flexible and differentiated from our peers. Investment management services are provided by affiliated and unaffiliated investment managers. Our model allows us to consider a variety of ownership structures with affiliated managers and the ability to employ unaffiliated firms as subadvisers, with no ownership interest. This gives us additional flexibility when we add new strategies, teams and firms.

The investment managers are responsible for portfolio management activities for our products. Our affiliated managers participate in the earnings they generate through compensation arrangements that include incentive bonus pools based primarily on their profits. We monitor the quality of our products by assessing the managers’ performance, style, consistency and the discipline with which they apply their investment process. We provide shared non-investment support functions, including distribution, marketing, product management, fund services, legal and compliance, information technology and operations, and human resources.

Our Distribution

We distribute our open-end mutual funds through financial intermediaries. We have broad access in the retail market, with distribution partners that include national and regional broker-dealers, independent broker-dealers and independent financial advisory firms. In many of these firms, we have a number of products that are on the firms’ preferred “recommended” lists and on fee-based advisory programs. Our sales efforts are supported with two teams of external and internal regional sales professionals (for the national wirehouse and regional broker channel and the independent /registered investment advisor channel), and a national account relationship group, and separate teams for the retirement and insurance markets. Our open-end mutual fund sales efforts have resulted in 17 consecutive quarters of positive net flows and have generated consistent double-digit annualized net flow growth, including in the months of July and August 2013.

Our separately managed accounts are distributed through financial intermediaries and we also serve high net-worth clients through specialized teams at our affiliated managers who develop relationships in this market and deal directly with these clients. Our institutional distribution strategy is an affiliate-centric and coordinated model. Institutional resources at affiliates and certain combined resources work collaboratively on institutional sales efforts. Through relationships with consultants, they target key market segments, including foundations and endowments, corporate, public and private pension plans.

Our Strategy

We believe we will continue to enhance stockholder value by building upon our strengths and effectively executing the following strategies:

•	Maintain and expand our high quality investment strategies. Our primary objective is to provide clients with a diverse offering of high-quality investment capabilities from the best managers. We offer investment solutions from affiliated managers, companies in which we have an ownership interest or unaffiliated subadvisers whose strategies are not typically available to retail mutual fund customers. We believe that we can appeal to a greater number of clients and participate in growth opportunities across different market cycles by offering products from a variety of boutique investment managers in a diverse range of styles and disciplines. To allow us to continue to offer distinctive strategies, we plan to: (a) leverage the capabilities of current managers by introducing new strategies (b) make existing strategies available in other product structures and for additional markets or channels; and (c) broaden our capabilities with new strategies by partnering with additional subadvisers or new investment management teams and affiliated managers.

•	Capture greater market share by generating higher sales through our current distribution and expanding into other channels. Our investment capabilities are available in both the retail and institutional channels. Our mutual funds benefit from our broad distribution reach among financial intermediaries and differentiated value proposition that allows us to offer financial advisors a single-point-of-access to the distinctive investment philosophies and strategies of our boutique managers. We plan to: (a) increase our market share in traditional retail channels by leveraging our strong wirehouse presence to distribute existing and new products, and expanding our efforts and resources in the independent and registered investment advisor channels; (b) increase retirement and institutional sales by broadening our sales and marketing efforts that target those channels; and (c) expand into non-U.S. distribution channels by providing foreign investors with access to our existing strategies and partnering with new offshore distribution relationships.

•	Leverage the benefits of our operating model by enhancing our shared administration and distribution services. In our model, our investment managers focus primarily on managing client assets because they benefit from shared distribution access, marketing and operational support. This model allows us to provide high-quality services to our managers and to take full advantage of the scale of our business, so we can cost effectively add new strategies, teams and firms. We plan to continue to: (a) enhance the efficiency and flexibility of our shared support services; and (b) leverage our shared distribution and operational support across more managers and strategies as we add incremental assets to our platform.

•	Optimize our capital structure to position the company for further growth. Our approach is to maintain an appropriate level of capital to manage current operations, ensure business flexibility, continue to fund our multiple growth opportunities, and provide an appropriate return to shareholders. We plan to: (a) maintain a working capital balance that is appropriate for a company of our size and our plans for growth; (b) seed new investment strategies and mutual funds to ensure a strong pipeline of future saleable products; (c) invest in our organic growth, including our distribution efforts and closed-end fund launches; and (d) pursue selective acquisition opportunities, such as the addition of new teams or affiliated managers.

Corporate Information

Virtus Investment Partners, Inc. commenced operations on November 1, 1995 through a reverse merger with Duff & Phelps Corporation. From 1995 to 2001, we were a majority-owned indirect subsidiary of The Phoenix Companies, Inc., or PNX. On January 11, 2001, a subsidiary of PNX acquired our outstanding shares not already owned by PNX and we became an indirect wholly-owned subsidiary of PNX. On October 31, 2008, after the sale of convertible preferred stock to a subsidiary of the Bank of

Montreal (the Bank of Montreal and its subsidiaries are together referred to in this prospectus supplement as BMO) we became an indirect, majority-owned subsidiary of PNX. On December 31, 2008, PNX distributed 100% of our common stock to PNX stockholders in a spin-off transaction. Following the spin-off, BMO owned 100% of our outstanding shares of Series B convertible preferred stock. All of the outstanding Series B convertible preferred stock was converted to shares of our common stock on January 6, 2012. As a result of the conversion, all of the shares of Series B convertible preferred stock have been retired.

Our principal executive offices are located at 100 Pearl Street, Hartford, Connecticut 06103. Our telephone number is (800) 248-7971, and our internet address is www.virtus.com. The information found on our website and on websites linked from it is not incorporated into or a part of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein.